As filed with the Securities and Exchange
Commission on November [__], 2000                               REGISTRATION NO.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                   ------------------------------------------

                               HAVEN BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             11-3153802
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100
                     (Address of principal executive office,
                        including ZIP code, and telephone
                          number, including area code)
                                 ---------------

                               HAVEN BANCORP, INC.
                      1993 INCENTIVE STOCK OPTION PLAN AND
                               HAVEN BANCORP, INC.
                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                           (Full titles of the Plans)
              ----------------------------------------------------

                                PHILIP S. MESSINA
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               HAVEN BANCORP, INC.
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100

            (Name, Address, Including ZIP Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
              ----------------------------------------------------

                                 With Copies to:
                             W. EDWARD BRIGHT, ESQ.
                             THACHER PROFFITT & WOOD
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
              ----------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================  ==========================  =========================== ========================== =================
                                                                                           Proposed Maximum
  Title of Securities to be                                 Proposed Maximum Offering  Aggregate Offering Price      Amount of
         Registered            Amount to be Registered(1)      Price Per Share (4)                (4)             Registration Fee
-----------------------------  --------------------------  --------------------------- -------------------------- -----------------
Common Stock, $.01 par value        69,430 shares(2)                  ----                    $642,861.45             $169.72
-----------------------------  --------------------------  --------------------------- -------------------------- -----------------
Common Stock, $.01 par value        29,754 shares(3)                  ----                    $848,918.81             $224.11
=============================  ==========================  =========================== ========================== =================

(1) This registration statement ("Registration Statement") is being filed for purposes of registering an additional number of shares of common stock, par value $0.01 per share, of Haven Bancorp, Inc. ("Haven"), reserved for the issuance of awards granted pursuant to the Haven Bancorp, Inc. 1993 Incentive Stock Option Plan, as amended ("Incentive Plan"), and the Haven Bancorp, Inc. Stock Option Plan for Outside Directors, as amended ("Directors Plan"). In addition to the shares being registered hereunder, this Registration Statement also covers an undetermined number of shares of common stock of Haven, that by reason of certain events specified in the Incentive Plan or Directors Plan, may become issuable under the Incentive Plan or Directors Plan or options granted thereunder.

(2) Represents the number of additional shares available for issuance pursuant to the Incentive Plan.

(3) Represents the number of additional shares available for issuance pursuant to the Directors Plan.

(4) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $28.53125 per share, the average of the high and low sales prices of Haven common stock at the close of the day on November 9, 2000 as reported on the Nasdaq Stock Market.

--------------------------------------------------------------------------------

     This Registration Statement registers additional shares of Common Stock, par value $.01 per share, of Haven Bancorp, Inc. ("Shares") for issuance under the terms of the Haven Bancorp, Inc. 1993 Incentive Stock Option Plan, as amended ("Incentive Plan"), or the Haven Bancorp, Inc. 1993 Stock Option Plan for Outside Directors, as amended ("Directors Plan"). A total of 991,874 Shares were previously registered on June 3, 1994, 694,312 for issuance under the Incentive Plan and 297,562 for issuance under the Directors Plan, by a registration statement filed with the Securities and Exchange Commission on Form S-8, Registration No. 033-79740 ("Prior Registration Statement"). Pursuant to General Instruction E of Form S-8, the entire contents of the Prior Registration Statement are hereby incorporated herein by reference.



ITEM 8.      EXHIBITS.

5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
23.1   Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).
23.2   Consent of KPMG LLP.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York, on the 14th day of November, 2000.

                                            HAVEN BANCORP, INC.

                                            Registrant

                                            By: /s/ Philip S. Messina
                                               ---------------------------------
                                                    Philip S. Messina
                                                    Chairman of the Board and
                                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                              TITLE            DATED
       ---------                              -----            -----

/s/ Philip S. Messina
---------------------------   Chairman of the Board and Chief  November 14, 2000
Philip S. Messina             Executive Officer (Principal
                              executive officer)



/s/ William J. Jennings II
--------------------------    President and Director           November 14, 2000
William J. Jennings II



/s/ Catherine Califano        Senior Vice President and Chief  November 14, 2000
---------------------------   Financial Officer (Principal
Catherine Califano            accounting officer)



/s/ George S. Worgul
---------------------------   Director                         November 14, 2000
George S. Worgul

/s/ Robert M. Sprotte
---------------------------     Director                       November 14, 2000
Robert M. Sprotte



/s/ Michael J. Fitzpatrick
---------------------------     Director                       November 9, 2000
Michael J. Fitzpatrick



/s/ Michael J. Levine
---------------------------     Director                       November 8, 2000
Michael J. Levine



/s/ Msgr. Thomas J. Hartman
---------------------------     Director                       November 9, 2000
Msgr. Thomas J. Hartman



/s/ Michael A. McManus, Jr.
---------------------------     Director                       November 14, 2000
Michael A. McManus, Jr.



/s/ Garret Goodbody
---------------------------     Director                       November 8, 2000
Garret Goodbody



/s/ Hanif Dahya
---------------------------     Director                       November 9, 2000
Hanif Dahya


/s/ Richard Lashley
---------------------------     Director                       November 8, 2000
Richard Lashley




                                       -3-